                                                                   Exhibit 99(B)

THIS CALLABLE STRIDES SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR CALLABLE STRIDES SECURITIES IN CERTIFICATED FORM, THIS CALLABLE STRIDES SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CALLABLE STRIDES SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO MERRILL LYNCH & CO., INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CALLABLE STRIDES SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. R-                                                                     Units
CUSIP                                       (Each Unit representing $  principal
                                                     amount of Callable STRIDES)


                            MERRILL LYNCH & CO., INC.
               9% Callable STock Return Income DEbt Securities/SM/
                               due November , 2003
          Payable at maturity with Sun Microsystems, Inc. common stock
                            ("Callable STRIDES/SM/")

         Merrill Lynch & Co., Inc., a Delaware corporation (hereinafter referred to as the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or its registered assigns, if not previously called, for each Unit interest at a rate of 9% per year payable quarterly in arrears on February , May , August , and November of each year beginning February , 2002. On November , 2003 (the "Stated Maturity"), if not called on or prior to the Stated Maturity, the Company hereby promises to pay to CEDE & CO., or its registered assigns, for each Unit any accrued and unpaid interest plus one share of Sun Microsystems, Inc. ("Sun Microsystems") common stock, subject to adjustment for certain corporate events relating to Sun Microsystems as described below. If the Callable STRIDES are called by the Company, the Company hereby promises to pay to CEDE & CO., or its registered assigns, for each Unit any accrued and unpaid interest plus the Call Price, as defined below, on the Call Date, as defined below.


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         Payment or delivery of the interest, Sun Microsystems common stock,
Call Price, and any interest on any overdue amount thereof with respect to this Security shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America, if applicable, as at the time of payment is legal tender for payment of public and private debts.

         This Callable STRIDES Security is one of the series of 9% Callable STock Return Income DEbt Securities/SM/ due November , 2003, payable at maturity with Sun Microsystems Systems, Inc. common stock.

Interest

         The Company will pay interest on the Callable STRIDES at a rate of of 9% per year on the principal amount represented by this Callable STRIDES Security from November , 2001, or from the most recent Interest Payment Date, as defined below, for which interest has been paid or provided for, to but excluding the Stated Maturity or Call Date, as applicable. Interest will be paid on the Callable STRIDES in cash quarterly in arrears on February , May , August and November of each year (each such date being an "Interest Payment Date") and on the Stated Maturity or Call Date, as applicable, beginning February , 2002. Interest on the Callable STRIDES will be computed on the basis of 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day, that interest payment will be made on the next Business Day with no additional interest accruing as a result of the delayed payment.

Payment at the Stated Maturity

         If the Company does not call the Callable STRIDES on or prior to the Stated Maturity then on the Stated Maturity each Unit will be entitled to receive a cash payment equal to any accrued and unpaid interest plus one share of Sun Microsystems common stock or the Reorganization Event Amount, as applicable; however, if the Share Multiplier, as defined below, is more or less than one (1), due to certain corporate events, as described below, then each Unit will receive the number of shares equal to the product of one (1) and the Share Multiplier. If the Share Multiplier is adjusted to account for certain corporate events, as described below, on the Stated Maturity each Unit may be entitled to receive a number of shares of Sun Microsystems common stock that is not divisible by a whole number; however, the Company will not distribute fractional shares of Sun Microsystems common stock. In lieu of delivering fractional shares at the Stated Maturity, each Unit will instead be entitled to recieve a cash payment equal to the cash value of the fractional share based upon the Closing Market Price, as defined below, of Sun Microsystems common stock. If the Stated Maturity is not a Business Day, each Unit shall receive the Sun Microsystems common stock and any accrued and unpaid interest or other amounts due on the next Business Day with no additional interest accruing as a result of the delayed payment.

Payment at the Call Date

         If the Company chooses to call the Callable STRIDES on or prior to the Stated Maturity each Unit will be entitled to receive the Call Price plus any accrued and unpaid interest on the

Call Date. The Company may call the Callable STRIDES, in whole but not in part, on any Business Day beginning on November , 2002 to and including the Stated Maturity (any such date being the "Call Date") by giving notice to the Trustee, as defined below, at least 20 calendar days prior to the Call Date. Such notice will specify the Call Date, Call Price and the amount of accrued and unpaid interest payable on the Call Date. The Call Price is an amount, per each Unit of the Callable STRIDES, that when discounted from the Call Date to November , 2001 by a discount factor based on an annual yield to call of % and added to the present value of all interest payments discounted to November , 2001 by that same discount factor, will equal $ .

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law to close and with respect to the Stated Maturity is also a day that is a Trading Day.

         "Trading Day" means a day on which the New York Stock Exchange (the "NYSE"), the American Stock Exchange and the Nasdaq Stock Market are open for trading as determined by the Calculation Agent.

         "Share Multplier" intially means 1.0, but is subject to adjustment due to certain corporate events described below.

         The "Calculation Agent" for all purposes related to the Callable STRIDES shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated. All determinations made by the Calculation Agent shall be at the sole discretion of the Calculation Agent and, absent a determination by the Calculation Agent of a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of the Callable STRIDES.

Adjustments to the Share Multiplier; Market Disruption Events

         No adjustments to the Share Multiplier will be required unless the Share Multiplier adjustment would require a change of at least 0.1% in the Share Multiplier then in effect. The Share Multiplier resulting from any of the adjustments specified below will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

         No adjustments to the Share Multiplier will be required other than those specified below. However, the Company may, at its sole discretion, cause the Calculation Agent to make additional adjustments to the Share Multiplier to reflect changes occurring in relation to Sun Microsystems common stock or any other security received in a Reorganization Event, as defined below, in other circumstances where the Company determines that it is appropriate to reflect those changes.

         The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to the Share Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below, and its determinations and calculations shall be conclusive absent manifest error.

         No adjustments will be made for certain other events, such as offerings of common stock by Sun Microsystems for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for Sun Microsystems common stock by Sun Microsystems or any third party.

         The Company will, within ten Business Days following the occurrence of an event that requires an adjustment to the Share Multiplier, or if the Company is not aware of this occurrence, as soon as practicable after becoming so aware, provide written notice to the Trustee and, if applicable, a statement in reasonable detail setting forth the adjusted Share Multiplier.

         Stock splits and reverse stock splits

         If Sun Microsystems common stock is subject to a stock split or reverse stock split, then once any split has become effective, the Share Multiplier relating to Sun Microsystems common stock will be adjusted to equal the product of the prior Share Multiplier and the number of shares which a holder of one share of Sun Microsystems common stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

         Stock dividends

         If Sun Microsystems common stock is subject (i) to a stock dividend that is given ratably to all holders of shares of Sun Microsystems common stock or (ii) to a distribution of such shares of Sun Microsystems common stock as a result of the triggering of any provision of the corporate charter of Sun Microsystems, then once the dividend has become effective and the shares are trading ex-dividend, then the Share Multiplier will be adjusted so that the new Share Multiplier shall equal the prior Share Multiplier plus the product of:

         o the number of shares of Sun Microsystems common stock issued with respect to one share of Sun Microsystems common stock and

         o  the prior Share Multiplier.


         Extraordinary Dividends

         There will be no adjustments to the Share Multiplier to reflect any cash dividends or distributions paid with respect to Sun Microsystems common stock other than distributions described under clause (e) of Reorganization Events below and Extraordinary Dividends as described below.

         An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to Sun Microsystems common stock, a dividend or other distribution which exceeds the immediately preceding non-Extraordinary Dividend for Sun Microsystems common stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder) by an amount equal to at least 10% of the Closing Market Price of Sun Microsystems common stock on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "Ex-Dividend Date"). If an Extraordinary Dividend occurs with respect to Sun Microsystems common stock, the Share Multiplier will be adjusted on the Ex-Dividend Date with respect to the Extraordinary Dividend so that the new Share Multiplier will equal the product of:

         o  the prior Share Multiplier and

         o a fraction, the numerator of which is the Closing Market Price per share of Sun Microsystems common stock on the Trading Day preceding the Ex-Dividend Date, and the denominator of which is the amount by which the Closing Market Price on the Trading Day preceding the Ex-Dividend Date exceeds the Extraordinary Dividend Amount.

         The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for Sun Microsystems common stock will equal:

         o in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such shares of Sun Microsystems common stock, or

         o in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of that Extraordinary Dividend.

         To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on Sun Microsystems common stock described in clause (e) of Reorganization Events below that also constitutes an Extraordinary Dividend shall only cause an adjustment to the Share Multiplier pursuant to clause (e) under Reorganization Events.

         "Closing Market Price" means if Sun Microsystems common stock (or any other security for which a Closing Market Price must be determined for purposes of this Callable STRIDES) is listed on a national securities exchange in the United States, is a Nasdaq National Market System ("Nasdaq NMS") security or is included in the OTC Bulletin Board Service ("OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc. (the "NASD"), then the Closing Market Price for any date of determination on any Trading Day means for one share of Sun Microsystems common stock (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES):

         o the last reported sale price, regular way, on that day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session), or

         o if not listed or admitted to trading on any such securities exchange or if the last reported sale price is not obtainable, the last reported sale price on the over-the- counter market as reported on the Nasdaq NMS or OTC Bulletin Board on that day (without taking into account any extended or after-hours trading session), or

         o if the last reported sale price is not available for any reason, including, without limitation, the occurrence of a Market Disruption Event, pursuant to (1) and (2) below, the mean of the last reported bid and offer price of the principal trading session on the over-the-counter market as reported on the Nasdaq Stock Market or OTC Bulletin Board on that day as determined by the Calculation Agent or from as many dealers in such security, but not exceeding three, as have made the bid prices available to the Calculation Agent after 3:00 p.m., local time in the principal market, on that date (without taking into account any extended or after- hours trading session).

         If Sun Microsystems common stock (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES) is not listed on a national securities exchange in the United States, is not a Nasdaq NMS security or included in the OTC Bulletin Board Service operated by the NASD, then the Closing Market Price for any date of determination on any Trading Day means for one share of Sun Microsystems common stock (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES) the last reported sale price on that day on the securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding such Trading Day as determined by the Calculation Agent; provided that if such last reported sale price is for a transaction which occurred more than four hours prior to the close of that exchange, then the Closing Market Price shall mean the average
(mean) of the last available bid and offer price on that exchange.

         If Sun Microsystems common stock (or any other security for which a Closing Market Price must be determined for purposes of the Callable STRIDES) is not listed or admitted to trading on any such securities exchange or if such last reported sale price or bid and offer are not obtainable, then the Closing Market Price shall mean the average (mean) of the last available bid and offer prices in such market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the Calculation Agent based on information that is reasonably available to it.

         "Market Disruption Event" means:

         (1) a suspension, absence, including the absence of an official closing price, or material limitation of trading of Sun Microsystems common stock on the primary market for Sun Microsystems common stock for more than two hours of trading or during the one-half hour period preceding or at the close of trading, as determined by the Calculation Agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to Sun Microsystems common stock, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

         (2) a determination by the Calculation Agent in its sole discretion that the event described in clause (1) above materially interfered with the ability of the

                  Company or any of its affiliates or the Calcualtion Agent to unwind all or a material portion of the hedge with respect to these Callable STRIDES Securities.

         For purposes of determining whether a Market Disruption Event has occurred:

         (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

         (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event,

         (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or the Nasdaq Stock Market or other regulatory organization with jurisdiction over the NYSE or the Nasdaq Stock Market on trading during significant market fluctuations will constitute a suspension or material limitation of trading in Sun Microsystems common stock,

         (4) a suspension of trading in an options contract on Sun Microsystems common stock by the primary securities market trading in the options, if available, by reason of:

                  o a price change exceeding limits set by the securities exchange or market,

                  o     an imbalance of orders relating to the contracts, or

                  o a disparity in bid and ask quotes relating to the contracts will constitute a suspension or material limitation of trading in options contracts related to Sun Microsystems common stock, and

         (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to Sun Microsystems common stock are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

         If the Reorganization Event Amount, as defined below, includes the market price of securities other than Sun Microsystems common stock, then the above definition shall be revised to include each such security in the same manner as Sun Microsystems common stock is considered in determining whether a Market Disruption Event exists.

         Issuance of transferable rights or warrants

         If Sun Microsystems issues transferable rights or warrants to all holders of Sun Microsystems common stock to subscribe for or purchase Sun Microsystems common stock, including new or existing rights to purchase Sun Microsystems common stock pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the Closing Market Price of one share of Sun Microsystems common stock on:

      o the date the exercise price of those rights or warrants is determined and

      o     the expiration date of those rights or warrants,

then, in each case, if the expiration date of those rights or warrants precedes the Stated Maturity of the Callable STRIDES, then the Share Multiplier will be adjusted to equal the product of:

      o     the prior Share Multiplier and

      o a fraction, the numerator of which shall be the number of shares of Sun Microsystems common stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Sun Microsystems common stock offered for subscription or purchase pursuant to those rights or warrants and the denominator of which shall be the number of shares of Sun Microsystems common stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of Sun Microsystems common stock which the aggregate offering price of the total number of shares of Sun Microsystems common stock so offered for subscription or purchase pursuant to those rights or warrants would purchase at the Closing Market Price of one share of Sun Microsystems common stock on the expiration date of those rights or warrants, which shall be determined by multiplying the total number of shares offered by the exercise price of those rights or warrants and dividing the product so obtained by such Closing Market Price.

      Reorganization Events

      If prior to the Stated Maturity of the Callable STRIDES,

      (a) there occurs any reclassification or change of Sun Microsystems common stock, including, without limitation, as a result of the issuance of tracking stock by Sun Microsystems,

      (b) Sun Microsystems, or any surviving entity or subsequent surviving entity of Sun Microsystems (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity,

      (c) any statutory exchange of securities of Sun Microsystems or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

      (d) Sun Microsystems is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

      (e) Sun Microsystems issues to all of its shareholders equity securities of an issuer other than Sun Microsystems, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or

      (f) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of Sun Microsystems (an event in clauses (a) through (f) of a "Reorganization Event"),

then at the Stated Maturity each Unit of the Callable STRIDES will be entitled to receive the Reorganization Event Amount defined below.

         The "Reorganization Event Amount" shall be determined by the Calculation Agent and shall equal for each Unit of the Callable STRIDES the sum of the following:

      (1) for any cash received in a Reorganization Event, an amount equal to the amount of cash received per share of Sun Microsystems common stock multiplied by the Share Multiplier in effect on the date all of the holders of shares of Sun Microsystems common stock irrevocably receive such cash,

      (2) for any property other than cash or securities received in a Reorganization Event, the market value, as determined by the Calculation Agent, of the property received for each share of Sun Microsystems common stock at the date of the receipt of the property multiplied by the Share Multiplier in effect and payable in cash,

      (3) for any security received in a Reorganization Event, an amount in cash equal to (a) the average of Closing Market Prices for such security calculated over one to ten Trading Days from the date of the distribution of such security, as selected at the sole discretion of the Calculation Agent, in the same manner as the Closing Market Price of Sun Microsystems common stock is calculated (or, if the use of the same manner of determining the Closing Market Price of such security is not possible, in a manner determined by the Calculation Agent), multiplied by (b) the number of units of such security received for each share of Sun Microsystems common stock multiplied by the Share Multiplier in effect, and

      (4) for any security received in the case of a Spin-off Event, in addition to the shares of Sun Microsystems common stock, an amount in cash equal to (a) the average Closing Market Prices for such security calculated over one to ten Trading Days from the date of distribution of such security, in the same manner as the Closing Market Price of Sun Microsystems common stock is calculated (or, if the use of the same manner of determining the Closing Market Price of such security is not possible, in a manner determined by the Calculation Agent), multiplied by (b) the number of units of such security received for each share of common stock of Sun Microsystems multiplied by the Share Multiplier in effect.

In the case of a Spin-off Event, if Sun Microsystems common stock is outstanding after the Reorganization Event, then instead of receiving the Reorganization Event Amount at the Stated

Maturity, the Share Multiplier may be adjusted in the discretion of the Calculation Agent to equal the Share Multiplier in effect for Sun Microsystems common stock at the time of the issuance of the securities received in the Spin-off Event plus a value equal to the Reorganization Event Amount divided by the average of the Closing Market Prices for Sun Microsystems common stock over one to ten Trading Days selected at the sole discretion of the Calculation Agent at the time of the election by the Calculation Agent to adjust the Share Multiplier. Such adjustment may be made by the Calculation Agent in its sole discretion instead of paying the Reorganization Event Amount described in (4) above.

         In the event of a tender or exchange offer with respect to Sun Microsystems common stock or any security received in a Reorganization Event in which an offeree may elect to receive cash or other property, Sun Microsystems common stock or any such security received in a Reorganization Event shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

General

         This Callable STRIDES is one of a duly authorized issue of Securities of the Company, issued and to be issued under an Indenture, dated as of April 1, 1983, as amended and restated (herein referred to as the "Indenture"), between the Company and The Chase Manhattan Bank , as Trustee (herein referred to as the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Callable STRIDES, and the terms upon which the Callable STRIDES are, and are to be, authenticated and delivered.

         The Company hereby covenants for the benefit of the Holders of the Callable STRIDES, to the extent permitted by applicable law, not to claim voluntarily the benefits of any laws concerning usurious rates of interest against a Holder of the Callable STRIDES.

         The Callable STRIDES are subject to redemption by the Company, but not at the option of the Holder, prior to the Stated Maturity.

         In case an Event of Default with respect to any Callable STRIDES shall have occurred and be continuing, the amount payable to a Holder of a Callable STRIDES upon any acceleration permitted by the Callable STRIDES, with respect to each Unit hereof, will be equal to the consideration due at the Stated Maturity, calculated as though the date of acceleration were the Stated Maturity of the Callable STRIDES, provided, however, that the value of such consideration shall not be greater than an amount equal to the Call Price plus any accrued and unpaid interest to but excluding the Call Date, calculated as though the date of acceleration were the Call Date, whether or not such date is before or after November , 2002.

         In case of default in payment of the Callable STRIDES (whether at any Interest Payment Date, the Stated Maturity, the Call Date or upon acceleration), from and after that date the Callable STRIDES shall bear interest, payable upon demand of the Holders thereof, at the rate of % per annum (to the extent that payment of such interest shall be legally enforceable) on the unpaid amount due and payable on such date in accordance with the terms of the Callable STRIDES to the date payment of such amount has been made or duly provided for.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding, as defined in the Indenture, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Callable STRIDES shall be conclusive and binding upon such Holder and upon all future Holders of this Callable STRIDES and of any Callable STRIDES issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Callable STRIDES.

         No reference herein to the Indenture and no provision of this Callable STRIDES or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any consideration due with respect to this Callable STRIDES and any interest on any overdue amount thereof at the time, place, and rate, and in the coin or currency herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and on the first page hereof, the transfer of this Callable STRIDES may be registered on the Security Register of the Company, upon surrender of this Callable STRIDES for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Callable STRIDES, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Callable STRIDES are issuable only in registered form without coupons in denominations of $ and integral multiples thereof. This Callable STRIDES shall remain in the form of a global security held by a Depository. Notwithstanding the foregoing, if (x) any Depository is at any time unwilling or unable to continue as Depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Callable STRIDES shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Callable STRIDES, this Callable STRIDES shall be exchangeable for Callable STRIDES in definitive form of like tenor and of an equal aggregate principal
amount, in denominations of $    and integral multiples thereof. Such
definitive Callable STRIDES shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Callable STRIDES are so delivered, the Company may make such changes to the form of this Callable STRIDES as are necessary or appropriate to allow for the issuance of such definitive Callable STRIDES.

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

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         Prior to due presentment of this Callable STRIDES for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Callable STRIDES is registered as the owner hereof for all purposes, whether or not this Callable STRIDES be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Callable STRIDES which are defined in the Indenture but not in this Callable STRIDES shall have the meanings assigned to them in the Indenture.

         Unless the certificate of authentication hereon has been executed by The Chase Manhattan Bank, the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Callable STRIDES shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.


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

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November  , 2001



CERTIFICATE OF AUTHENTICATION                          Merrill Lynch & Co., Inc.
This is one of the Securities of the series
designated therein referred to in the          [Copy of Seal]
within-mentioned Indenture.

The Chase Manhattan Bank, as Trustee                   By:
                                                                  Treasurer

By:                                                    Attest:
       Authorized Officer                                         Secretary



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